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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                       Date of Report:  January 30, 2001
                       (Date of earliest event reported)


                                   TIVO INC.
            (exact name of registrant as specified in its charter)

          Delaware              Commission File:
(State or other jurisdiction       000-27141             77-0463167
    of incorporation or          -------------       ------------------
       organization)                                  (I.R.S. Employer
                                                     Identification No.)


                               2160 Gold Street
                                 P.O. Box 2160
                           Alviso, California 95002
         (Address of Principal executive offices, including zip code)

                                (408) 519-9100
                         ----------------------------
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

     On January 30, 2001, we announced our earnings for the fourth quarter and year ended December 31, 2000.

     During the fourth quarter, estimated retail sales of TiVo receivers exceeded 80,000 units. During the same period, we activated approximately 63,000 new subscribers to the TiVo Service, bringing the total installed subscriber base to approximately 136,000 as of December 31, 2000. We attributed the difference between retail sales numbers and sales activations for the quarter to the "gift effect," where many of the TiVo recorders purchased in the quarter were not activated until after the holidays.

     Revenues for the fourth quarter of 2000 increased 40% to $1.4 million, compared to revenue of $1.0 million in the third quarter of 2000. Net loss was $89.2 million, or $2.19 per share, compared to a net loss of $63.6 million, or $1.72 per share, in the immediately prior quarter.

     Revenues for the fiscal year ended December 31, 2000 were $3.6 million, compared to $223,000 for the prior fiscal year. Net loss for the year was $206.4 million, or $5.55 per share, compared to a net loss of $66.6 million, or $5.49 per share, for the year ended December 31, 1999.

     A major focus in the year was to develop our incremental, non-subscription sources of revenue. Today, we are generating revenue from networks that promote their programs on TiVo, advertisers, and production companies who deliver content to the TiVo Service. In the most recent quarter, we closed several new revenue-generating relationships with Discovery Networks, HBO, Miller Brewing Company, Pfizer and Atom Films.

     We intend to redirect our operating model for Fiscal Year 2002, with a focus on revenue growth, and lowering marketing, subsidy, and service costs, resulting in lower cash requirements and lower service costs per subscriber.

                                   TIVO INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                               Three Months Ended        Twelve Months Ended
                            ------------------------- -------------------------
                            December 31, December 31, December 31, December 31,
                                2000         1999         2000         1999
                            ------------ ------------ ------------ ------------
Revenue...................    $  1,426     $    182    $   3,571     $    223
Costs and expenses:
  Cost of service.........       5,207        1,993       18,382        4,067
  Research and
   development............       5,604        3,945       24,279        9,727
  Sales and marketing.....      51,219       15,164      102,091       24,502
  Sales and marketing--
   related parties........      24,755        9,844       53,604       15,172
  General and
   administrative.........       4,497        3,089       14,346        7,028
  Stock based
   compensation...........         570          841        3,115        1,529
                              --------     --------    ---------     --------
    Total costs and
     expenses.............      91,852       34,876      215,817       62,025
Other operating expenses,
 net .....................         --         2,213          --         7,210
                              --------     --------    ---------     --------
  Total operating
   expenses...............      91,852       37,089      215,817       69,235
                              --------     --------    ---------     --------
  Loss from operations....     (90,426)     (36,907)    (212,246)     (69,012)
                              --------     --------    ---------     --------
Other income and expenses,
 net......................       2,484        2,015        7,406        2,447
                              --------     --------    ---------     --------
  Net loss................    $(87,942)    $(34,892)   $(204,840)    $(66,565)
                              --------     --------    ---------     --------
Series A preferred
 stockholder dividend.....       1,274          --         1,514          --
                              --------     --------    ---------     --------
  Net loss attributable to
   common stock...........    $(89,216)    $(34,892)   $(206,354)    $(66,565)
                              ========     ========    =========     ========
Net loss per share--basic
 and diluted..............    $  (2.19)    $  (1.03)   $   (5.55)    $  (5.49)
                              ========     ========    =========     ========
Shares used in per share
 computation..............      40,682       33,899       37,175       12,129
                              ========     ========    =========     ========

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                                   TIVO INC.

                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                     December 31, December 31,
                                                         2000         1999
                                                     ------------ ------------
ASSETS
Cash, cash equivalents and short-term investment....   $106,096     $145,855
Restricted cash.....................................     93,166          --
Accounts receivable, net............................      2,036          127
Accounts receivable--related parties................      4,255          210
Prepaid expenses and other..........................      9,093        2,589
Property and equipment, net.........................     21,672        4,061
                                                       --------     --------
Total assets........................................   $236,318     $152,842
                                                       ========     ========
LIABILITIES, REDEEMABLE COMMON AND CONVERTIBLE
 PREFERRED STOCK & STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities............   $ 48,394     $ 13,210
Accrued liabilities--related parties................     38,314        2,349
Deferred Revenue....................................     16,373        2,271
Capital lease obligations...........................      1,398        1,765
Redeemable common and convertible preferred stock...     96,990          --
Total stockholders' equity..........................     34,849      133,247
                                                       --------     --------
Liabilities, redeemable common and convertible
 preferred stock & stockholders' equity.............   $236,318     $152,842
                                                       ========     ========

Forward-Looking Statements

     This Report on Form 8-K may contain forward-looking statements regarding our business, customers or other factors that may affect future earnings or financial results. Those statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance. These risks and uncertainties are more fully described in our Annual Report on Form 10-K for the period ended December 31, 1999 and Form 10-Q for the quarter ended September 30, 2000 filed with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TIVO INC.



Date:    February 14, 2001             By: /s/ David H. Courtney
       -----------------------             ---------------------------------
                                           David H. Courtney
                                           Chief Financial Officer and Sr. Vice
                                           President of Finance and
                                           Administration
                                           (Principal Financial and Accounting
                                           Officer)